                                                                    EXHIBIT 99.1

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE STOCKHOLDERS OF
SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES:

     We have audited the accompanying consolidated balance sheets of SmarTel Communications, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, redeemable preferred stock and stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SmarTel Communications, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As explained in Note 1(c) to the financial statements, the Company has given retroactive effect to a change in its revenue recognition methodology relating to promotional cards.

/s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts
April 4, 1997 (except with respect
  to the matter discussed in Notes 1,
  3(a), 4(d), 5 and 9, as to which the
  date is May 24, 1997 and to the matter
  discussed in Note 1(c), as to which
  the date is November 24, 1997)

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

           CONSOLIDATED BALANCE SHEETS -- DECEMBER 31, 1996 AND 1995

                                     ASSETS

                                                                       1996            1995
                                                                        (AS             (AS
                                                                     RESTATED)       RESTATED)
Current Assets:
  Cash and cash equivalents.......................................  $ 1,763,473     $ 1,869,656
  Accounts receivable, net of allowance for doubtful accounts.....      785,146         565,576
  Inventories.....................................................       26,798          30,238
  Other current assets............................................      439,213         499,015
                                                                    -----------     -----------
          Total current assets....................................    3,014,630       2,964,485
                                                                    -----------     -----------
Property and Equipment:
  Computer and office equipment...................................      189,523         159,926
  Printing equipment..............................................       29,788          23,717
  Leasehold improvements..........................................       63,153          63,153
  Furniture and fixtures..........................................       13,046              --
                                                                    -----------     -----------
                                                                        295,510         246,796
  Less -- Accumulated depreciation and amortization...............      101,511          42,244
                                                                    -----------     -----------
                                                                        193,999         204,552
                                                                    -----------     -----------
Other Assets:
  Note receivable from stockholder................................       79,180              --
  Intangible assets, net of accumulated amortization of $15,206
     and $0 at December 31, 1996 and 1995, respectively...........       46,524          61,730
  Organization costs, net of accumulated amortization of $29,015
     and $14,911 at December 31, 1996 and 1995, respectively......       40,162          54,267
  Other assets....................................................       50,677          50,639
                                                                    -----------     -----------
                                                                    $ 3,425,172     $ 3,335,673
                                                                    ===========     ===========
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Subordinated notes payable to stockholders, current portion.....  $   157,500     $        --
  Capital lease obligation, current portion.......................       12,459          13,500
  Equipment line of credit, current portion.......................       16,798          11,199
  Unsecured note payable..........................................           --          15,000
  Accounts payable................................................    1,764,543         435,255
  Accrued expenses................................................      282,068         139,806
  Deferred revenue................................................    3,742,622       2,530,993
                                                                    -----------     -----------
          Total current liabilities...............................    5,975,990       3,145,753
                                                                    -----------     -----------
Equipment Line of Credit, net of current portion..................       33,597          44,795
                                                                    -----------     -----------
Subordinated Notes Payable to Stockholders........................           --         157,500
                                                                    -----------     -----------
Minority Interest -- Preferred Stock..............................       30,000          30,000
                                                                    -----------     -----------
Commitments and Contingencies (Notes 3, 4, 6 and 7)
Redeemable Preferred Stock:
  Authorized -- 4,002 shares
  Issued and outstanding -- 3,909 shares (liquidation preference of $4,161,019 and $4,040,989 at December 31, 1996 and 1995,
     respectively)................................................    3,796,190       2,718,686
Stockholders' Equity (Deficit):
  Common stock, $.001 par --
     Authorized -- 10,000,000 shares
     Issued and outstanding -- 2,434,035 shares...................        2,434           2,434
  Additional paid-in capital......................................    1,507,004       1,507,004
  Accumulated deficit.............................................   (7,920,043)     (4,270,499)
                                                                    -----------     -----------
          Total stockholders' equity (deficit)....................   (6,410,605)     (2,761,061)
                                                                    -----------     -----------
                                                                    $ 3,425,172     $ 3,335,673
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                         1996            1995            1994
                                                          (AS             (AS             (AS
                                                       RESTATED)       RESTATED)       RESTATED)
Revenues............................................  $ 5,034,192     $ 1,377,035     $    77,857
Cost of Revenues....................................    4,100,955       1,201,163         113,680
                                                      -----------     -----------       ---------
          Gross profit..............................      933,237         175,872         (35,823)
Selling, General and Administrative Expenses........    3,524,677       2,043,007         741,714
Loss on Discontinuance of Long Distance Service
  Businesses, net (Note 1)..........................           --         310,613          58,230
                                                      -----------     -----------       ---------
          Loss from operations......................   (2,591,440)     (2,177,748)       (835,767)
Interest Income (Expense), net......................        7,241            (211)             --
Other Income, net...................................       12,159              --              --
                                                      -----------     -----------       ---------
          Net loss..................................   (2,572,040)     (2,177,959)       (835,767)
Accretion of Redeemable Preferred Stock Dividends
  and Discount......................................   (1,074,744)       (223,905)             --
                                                      -----------     -----------       ---------
Net Loss Attributable to Common Stockholders........  $(3,646,784)    $(2,401,864)    $  (835,767)
                                                      ===========     ===========       =========
Net Loss per Common Share...........................  $     (1.50)    $     (1.27)    $     (0.52)
                                                      ===========     ===========       =========
Weighted Average Number of Common Shares
  Outstanding.......................................    2,434,035       1,895,495       1,612,511
                                                      ===========     ===========       =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK
                            AND STOCKHOLDERS' EQUITY
                                   (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                           STOCKHOLDERS' EQUITY (DEFICIT)
                              REDEEMABLE            -----------------------------------------------------------------------------
                           PREFERRED STOCK               COMMON STOCK
                       ------------------------     -----------------------      ADDITIONAL
                        NUMBER       REDEMPTION      NUMBER         $.001          PAID-IN                              TOTAL
                       OF SHARES       VALUE        OF SHARES     PAR VALUE        CAPITAL         ACCUMULATED      STOCKHOLDERS'
                                                                                                     DEFICIT           EQUITY
                                                                                                  (AS RESTATED)       (DEFICIT)
                                                                                                                    (AS RESTATED)
Balance, December 31,
  1993 (Unaudited)...       --       $      --      1,539,000      $ 1,539                --       $     5,823       $     7,362
  Sale of common
    stock............       --              --        130,183          130           199,831                --           199,961
  Net loss...........       --              --             --           --                --          (835,767)         (835,767)
                         -----       ---------      ---------       ------         ---------       -----------       -----------
Balance, December 31,
  1994...............       --              --      1,669,183        1,669           199,831           829,944          (628,444)
  Issuance of
    redeemable
    preferred stock
    and warrants, net
    of issuance costs
    of $191,097......    3,002       1,494,996             --           --         1,507,004          (191,097)        1,315,907
  Accretion of
    preferred stock
    dividends........       --          33,989             --           --                --           (33,989)          (33,989)
  Accretion of
    preferred stock
    discount.........       --         190,491             --           --                --          (190,491)         (190,491)
  Preferred stock
    dividend on
    common stock.....      908       1,000,000             --           --          (199,831)         (800,169)       (1,000,000)
  Exercise of common
    stock warrants in
    exchange for
    redemption of
    preferred stock..       (1)           (790)       789,888          790                --                --               790
  Repurchase and
    retirement of
    common stock.....       --              --        (25,036)         (25)               --           (46,850)          (46,875)
  Net loss...........       --              --             --           --                --        (2,177,959)       (2,177,959)
                         -----       ---------      ---------       ------         ---------       -----------       -----------
Balance, December 31,
  1995...............    3,909       2,718,686      2,434,035        2,434         1,507,004        (4,270,499)       (2,761,061)
  Accretion of
    preferred stock
    dividends........       --         120,030             --           --                --          (120,030)         (120,030)
  Accretion of
    preferred stock
    discount.........       --         957,474             --           --                --          (957,474)         (957,474)
  Net loss...........       --              --             --           --                --        (2,572,040)       (2,572,040)
                         -----      ----------      ---------       ------         ---------       -----------       -----------
Balance, December 31,
  1996...............    3,909      $3,796,190      2,434,035      $ 2,434       $ 1,507,004       $(7,920,043)      $(6,410,605)
                         =====      ==========      =========       ======         =========       ===========       ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                            1996              1995              1994
                                                                        (AS RESTATED)     (AS RESTATED)     (AS RESTATED)
Cash Flows from Operating Activities:
  Net loss..........................................................     $(2,572,040)      $(2,177,959)       $(835,767)
  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation and amortization...................................          88,576            50,161            6,993
    Changes in assets and liabilities:
      Accounts receivable...........................................        (219,570)         (327,617)        (191,940)
      Inventories...................................................           3,440           (21,688)          (8,550)
      Other current assets..........................................          59,802          (207,806)        (281,108)
      Accounts payable..............................................       1,329,288           329,895           65,218
      Accrued expenses..............................................         142,262           (65,003)         126,214
      Deferred revenue..............................................       1,211,629         1,676,424          854,569
                                                                         -----------       -----------        ---------
         Net cash provided by (used in) operating activities........          43,387          (743,593)        (264,371)
                                                                         -----------       -----------        ---------
Cash Flows from Investing Activities:
  Note receivable from stockholder..................................         (79,180)               --               --
  Purchases of property and equipment...............................         (86,156)         (184,996)         (31,496)
  Proceeds from sale of property and equipment......................          48,489                --               --
  Increase in other assets..........................................             (38)          (40,039)         (10,600)
  Organization costs................................................              --           (53,032)         (16,145)
                                                                         -----------       -----------        ---------
         Net cash used in investing activities......................        (116,885)         (278,067)         (58,241)
                                                                         -----------       -----------        ---------
Cash Flows from Financing Activities:
  Proceeds from sale of common stock................................              --                --          199,961
  Proceeds from sale of minority interest -- preferred stock........              --                --           30,000
  Proceeds from sale of preferred stock and warrants, net of
    issuance costs..................................................              --         2,810,903               --
  Repurchase and retirement of common stock.........................              --           (46,875)              --
  (Payments on) proceeds from subordinated notes payable to
    stockholders....................................................              --           (37,500)         195,000
  (Payments on) proceeds from advances from stockholders............              --           (62,500)           2,000
  Payments on unsecured note payable................................         (15,000)               --               --
  Payments on capital lease obligation..............................         (12,086)           (8,532)          (5,328)
  (Payments on) proceeds from borrowings on equipment line of
    credit..........................................................          (5,599)           55,994               --
                                                                         -----------       -----------        ---------
         Net cash (used in) provided by financing activities........         (32,685)        2,711,490          421,633
                                                                         -----------       -----------        ---------
Net (Decrease) Increase in Cash and Cash Equivalents................        (106,183)        1,689,830           99,021
Cash and Cash Equivalents, beginning of year........................       1,869,656           179,826           80,805
                                                                         -----------       -----------        ---------
Cash and Cash Equivalents, end of year..............................     $ 1,763,473       $ 1,869,656        $ 179,826
                                                                         ===========       ===========        =========
Supplemental Disclosure of Noncash Information:
  Cash paid for interest............................................     $     7,145       $    20,685        $   3,955
                                                                         ===========       ===========        =========
Supplemental Disclosure of Noncash
  Investing and Financing Activities:
  Exercise of common stock warrants in exchange for redemption of
    preferred stock.................................................     $        --       $       790        $      --
                                                                         ===========       ===========        =========
  Accretion of preferred stock dividends............................     $   117,270       $    33,414        $      --
                                                                         ===========       ===========        =========
  Accretion of preferred stock discount.............................     $   957,474       $   190,491        $      --
                                                                         ===========       ===========        =========
  Purchase of Global Media Networks --
    Fair value of assets purchased..................................     $        --       $    82,673        $      --
    Issuance of note payable........................................              --           (15,000)              --
    Liabilities assumed.............................................              --           (67,673)              --
                                                                         ===========       ===========        =========
                                                                         $        --       $        --        $      --
                                                                         ===========       ===========        =========
Equipment acquired under capital lease obligation...................     $    11,045       $        --        $      --
                                                                         ===========       ===========        =========

  The accompanying notes are an integral part of these consolidated financial statements.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     SmarTel Communications, Inc. (the Company) (formerly Z-Axis Communications) is engaged in the business of providing marketing and telecommunications services through the sale of prepaid telephone cards. The Company was incorporated in 1985 as a Massachusetts corporation. On January 20, 1995, the Company reorganized in Delaware. In connection with this reorganization, the Delaware corporation issued 1,500 shares of common stock for each existing share of common stock in the Massachusetts corporation. All share amounts in the accompanying consolidated financial statements have been retroactively restated for this reorganization.

     Prior to 1994, the Company was also engaged in the business of selling long distance services principally to other businesses. The Company discontinued its operation in this business in June 1994 and, as a result, recorded a loss of approximately $58,000, net of $98,500 of revenue, in the accompanying consolidated statement of operations for the year ended December 31, 1994.

     In addition, during 1994, the Company began developing technology in an attempt to enter the international call arbitrage business. The Company abandoned this attempt in June 1995 and, as a result, recorded a loss of approximately $311,000 in the accompanying statement of operations for the year ended December 31, 1995. Through December 31, 1994, approximately $30,000 was charged to selling, general and administrative expenses relating to the development of this abandoned product line.

     On December 21, 1995, the Company acquired certain assets and liabilities of Global Media Network (see Note 8).

     The Company continues to be subject to certain risks common to companies in similar stages of development. Principal among these risks are dependence on key individuals; successful marketing of current products and services, combined with the need to successfully develop and introduce new products and services; dependence on independent commission agents whose compensation is based on the profitability of prepaid telephone card programs; the ability to raise additional capital to fund operations; and the ability to achieve profitable future operations. On May 24, 1997, the Company merged with SmarTalk Teleservices, Inc. (see Note 9).

     The accompanying consolidated financial statements reflect the application of the following significant accounting policies:

     (a) Principles of Consolidation

          The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries, SmarTel, Inc. (90%-owned), SmarTel Communications of Virginia, Inc. (100%-owned) and SmarTel International, Inc. (100%-owned). All significant intercompany transactions and balances have been eliminated in consolidation.

     (b) Management's Use of Estimates

          The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          (c) Revenue Recognition

          The Company has restated its financial statements to give retroactive effect to a change in its revenue recognition relating to promotional cards. From inception, the Company's management has estimated, based on the usage patterns of customers, the portion of calling time which would not be used by the customer ("breakage") and recognized this as additional revenue for its promotional card programs. In November 1997 in consultation with the Securities and Exchange Commission staff, the Company modified its revenue recognition policy such that revenue is recognized as described herein.

          As a result, the Company has restated its financial statements and the impact on the Company's previously issued financial results for each of the three years ended December 31, 1996, 1995 and 1994 as summarized below:

                                           1996                        1995                        1994
                                 -------------------------   -------------------------   -------------------------
                                 AS REPORTED   AS RESTATED   AS REPORTED   AS RESTATED   AS REPORTED   AS RESTATED
                                 -----------   -----------   -----------   -----------   -----------   -----------
    Revenues...................  $ 5,496,640   $ 5,034,192   $ 2,546,246   $ 1,377,035    $ 861,270     $  77,857
    Net Loss...................   (2,065,902)   (2,572,040)   (1,116,834)   (2,177,959)    (294,426)     (835,767)
    Net Loss attributable to
      Common Stockholder.......   (3,140,646)   (3,646,784)   (1,340,739)   (2,401,864)    (294,426)     (835,767)
    Net Loss per Common Share...       (1.29)        (1.50)         (.71)        (1.27)        (.18)         (.52)

          The Company sells its product into two distinct markets, retail and promotional. Retail card sales are ultimately funded by the end user, while promotional card sales are funded by third parties who have promotional information attached to the card. Promotional cards are then given to the end user to promote the buyer's product or service.

        The Company accounts for revenue from these sales as follows:

        - For retail markets, the Company records deferred retail revenue when it sells the card and recognizes revenues as the ultimate customer utilizes the calling time or as the card expires. Retail card revenue for the years ended December 31, 1996 and 1995 was approximately $512,000 and $142,000, respectively. The Company did not have any retail card revenue for the year ended December 31, 1994.

        - For promotional markets, the Company defers 100% of the revenue when it sells the card and recognizes the revenue as the ultimate customer utilizes the calling time or the card expires.

        - Revenue from third-party prepaid phone cards for which the Company acts solely as a reseller is recognized upon delivery.

        - The Company's primary costs of its prepaid telephone cards include the cost of design and manufacturing of the cards, long-distance carrier fees for processing the calls generated by use of the prepaid telephone cards and switch administration fees. For retail and promotional telephone cards, these costs are expensed as the associated revenues are earned.

          Substantially all prepaid telephone cards sold by the Company have expiration dates 12 months from the date of delivery to the customer and provide that payments for cards are nonrefundable.

          The Company utilizes several service bureaus to process calls and provide administrative support for calls generated by the use of prepaid telephone cards. These services are concentrated with one service provider. The Company could be adversely affected if this service bureau were unable or unwilling to

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) continue this relationship. Management believes that there are alternative service bureaus it could use to minimize any adverse impact on the loss of the existing service bureau.

          (d) Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of less than three months to be cash equivalents. These investments are reported at cost, which approximates market value.

          (e) Inventories

          Inventories are recorded at the lower of cost (first-in, first-out) or market. At December 31, 1996, inventories consisted primarily of printing materials and supplies used in the production of the telephone cards.

          (f) Depreciation and Amortization

          The Company provides for depreciation and amortization using the straight-line method by charges to operations in amounts that allocate the cost of the property and equipment over their estimated useful lives, as follows:

                                                               ESTIMATED
                             ASSET CLASSIFICATION             USEFUL LIFE
                    Computer and office equipment..........    4-7 years
                    Printing equipment.....................     5 years
                    Leasehold improvements.................  Life of lease
                    Furniture and fixtures.................     7 years

          (g) Note Receivable from Stockholder

          On January 10, 1996, the Company entered into a $75,000 note receivable agreement (the Note) with a stockholder. The Note accrues interest at a rate of 5.73% compounded annually, totaling $4,180 at December 31, 1996. Principal and accrued interest, then outstanding, is due on January 10, 2005. The Note is secured by the stockholder's stock in the Company.

          (h) Organization Costs

          Organization costs include legal fees and costs associated with registering the Company as a public utility in jurisdictions where the Company provides telephone services. These costs are being amortized on a straight-line basis over five years.

          (i) Minority Interest

          The Company's 90%-owned subsidiary, SmarTel, Inc., has 50,000 authorized shares of preferred stock, of which 1,000 shares were issued at $30 per share in 1994 to a third party and were outstanding as of December 31, 1996. These 1,000 shares were convertible into a 10% interest in the subsidiary and had a $30,000 liquidation preference. Accordingly, this minority interest reflected its priority claim on the underlying equity in the subsidiary at December 31, 1996. This preferred stock was returned to the Company and retired on May 24, 1997 (see Note 5).

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
          (j) Postretirement Benefits

          The Company has no obligations for postretirement benefits.

          (k) Financial Instruments

          The estimated fair value of the Company's financial instruments, which include trade accounts receivable, note receivable from stockholder and long-term debt, approximates their carrying value.

          (l) Concentration of Credit Risk

          Statement of Financial Accounting Standards (SFAS) No.105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. Financial instruments that subject the Company to credit risk consists primarily of trade accounts receivable. The Company had one customer who accounted for approximately 24% of consolidated revenue for the year ended December 31, 1996. The Company had no significant customers in the years ended December 31, 1995 and 1994.

          (m) Net Loss per Common and Common Equivalent Share

          Net loss per common share was computed based on the weighted average number of common shares outstanding. The Company's net loss was increased by $1,074,744 and $223,905 for the years ended December 31, 1996 and 1995, respectively, for accretion of dividends and discount on redeemable preferred stock to determine the loss applicable to common stock. Common equivalent shares are not included in the per share calculations as the effect of their inclusion would be antidilutive.

          On March 3, 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. SFAS No. 128 establishes standards for computing and presenting earnings per share and applies to entities with publicly held common stock or potential common stock. This statement is effective for fiscal years ending after December 15, 1997, and early adoption is not permitted. When adopted, the statement will require restatement of prior years' earnings per share. The Company believes that the adoption of SFAS No. 128 will not have a material effect on its financial statements.

2. INCOME TAXES

          The Company provides for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax bases of assets and liabilities using currently enacted statutory rates. The Company's gross deferred tax asset of $1,360,000 consists principally of the net operating loss carryforwards of approximately $3,200,000. Due to the uncertainty related to the realization of future tax return benefits of the gross deferred tax asset, a full valuation allowance has been provided.

          The United States Tax Reform Act of 1986 contains provisions that may limit the Company's net operating loss and credit carryforwards available to be used in any given year in the event of significant changes in the ownership interests of significant stockholders. The Company has completed several financings since its inception and may have incurred ownership changes, as defined in the Tax Reform Act of 1986. The Company believes that the ownership changes will not significantly impact its ability to utilize its net operating loss and credit carryforwards.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

3. DEBT

     (a) Subordinated Notes Payable to Stockholders

     During 1994, the Company issued $195,000 of subordinated promissory notes payable to certain stockholders. The notes were issued in conjunction with the Company's 1994 private placement offering of its common stock and bear interest at 10% per year, payable semiannually. During 1995, the Company repurchased 25,036 shares of common stock and a $37,500 subordinated note payable held by a stockholder for $87,500, including accrued interest. These notes are unsecured and subordinate to all present and future senior debt issuances. The outstanding principal of $157,500 was due on February 28, 1997. These amounts and accrued interest of $184,721 were repaid on May 24, 1997, the closing date on sale of the Company (see Note 9). Accordingly, these amounts have been classified as a current liability as of December 31, 1996, in the accompanying consolidated financial statements.

     (b) Lines of Credit

     On September 8, 1995, the Company entered into a credit facility (the facility) with a bank, which provided for a $250,000 working capital line of credit. This line of credit expired on September 8, 1996. Advances under this line of credit bore interest at prime plus 1%. In addition, the facility provides for a $500,000 equipment line of credit. Advances under this line of credit bear interest at prime (8.25% at December 31, 1996) plus 2%. Principal payments are due in monthly installments on the first business day of each calendar month commencing August 5, 1996, with the final installment due on December 1, 1999. The Company was required to comply with certain operational and financial covenants under this credit facility. The financial covenants required certain minimum levels of profitability, tangible net worth and liquidity. At December 31, 1996, the Company was in default of certain of these covenants.

     On January 31, 1997, the facility was amended eliminating the existing financial covenants and providing for one liquidity covenant. This liquidity covenant provides that the Company shall maintain, as of the last calendar day of each month, at least $600,000 of cash or cash equivalents. The Company was in compliance with this covenant on January 31, 1997.

4. STOCKHOLDERS' EQUITY (DEFICIT)

     (a) Common Stock

     In connection with the Company's private placement offering of its common stock and subordinated notes payable, the Company had committed to certain levels of annual internal rate of return on each combined debt and equity unit within three years from the completion of the offering in December 1994. In connection with the September 15, 1995 preferred stock offering, the holders have terminated their rights with respect to the Company's commitment to achieving these levels.

     (b) Stock Option Plan

     In December 1994, the Board of Directors approved the SmarTel Communications, Inc. 1994 Stock Incentive Plan (the Plan) pursuant to which options to purchase up to 82,500 shares of common stock may be granted to directors, officers and other employees of the Company. Incentive stock options may be granted under the Plan at a price not less than the fair market value on the date of grant. Options vest over a two-year period and expire 10 years from the date of grant. In connection with the September 15, 1995 preferred stock offering, the Plan was amended to provide that no additional options be granted thereunder.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

4. STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)
          The following table summarizes option activity under the Plan:

                                                                                         WEIGHTED
                                                                                         AVERAGE
                                                         NUMBER OF    EXERCISE PRICE     EXERCISE
                                                          OPTIONS        PER SHARE        PRICE
    Granted and Outstanding, December 31, 1994..........   24,500      $0.50-$2.00        $ 1.69
      Granted...........................................    5,000          2.00             2.00
      Canceled..........................................   (1,000)         2.00             2.00
                                                          -------       -----------       ------
    Outstanding, December 31, 1995......................   28,500        0.50-2.00          1.73
      Granted...........................................       --           --                --
      Canceled..........................................  (10,000)       0.50-2.00          1.25
                                                          -------       -----------       ------
    Outstanding, December 31, 1996......................   18,500      $   2.00           $ 2.00
                                                          =======       ===========       ======
    Exercisable, December 31, 1996......................   18,000      $   2.00           $ 2.00
                                                          =======       ===========       ======

     The weighted average fair value of options granted during the year ended December 31, 1995 was $.51. There were no options granted during 1996.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to the financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25 and elect the disclosure-only alternative under SFAS No. 123 for options granted in 1995 and 1996 using the Black-Scholes option pricing model prescribed by SFAS No. 123. The total value of options granted during the years ended December 31, 1996 and 1995 was not significant.

     (c) Common Stock Warrants

     In connection with the September 15, 1995 preferred stock offering, the Company granted warrants to purchase up to 1,507,968 shares of common stock to stockholders holding 3,002 shares of preferred stock. The warrants are exercisable at $.001 per share and expire on September 15, 2002. During 1995 warrants to purchase 789,888 shares of common stock were exercised. No warrants were exercised in 1996. Warrants to purchase up to 718,080 shares of common stock are outstanding at December 31, 1996. At any time on or after the date of the sale of the Company, liquidation of the Company or September 15, 2002, whichever occurs first, the warrant holders may put back the outstanding warrants and common shares to the Company at the then current fair market value of the common stock. However, if the Company redeems the warrant holder's preferred stock in cash prior to September 15, 2002 a portion of the warrants become unexercisable, as defined. The Company assigned the fair value, calculated using the Black-Scholes option pricing model, of $1,507,004 to the warrants as a component of additional paid-in capital in the accompanying financial statements.

     (d) Preferred Stock Dividend on Common Stock

     In conjunction with the issuance of redeemable preferred stock, the Company's Board of Directors authorized the issuance of up to 1,000 shares and declared a dividend on the Company's outstanding common stock for an aggregate of 1,000 shares of redeemable preferred stock, which were allocated to common stockholders based on each common stockholder's ownership percentage. In 1995, 908 of these shares were issued, and the 92 remaining shares were issued on May 24, 1997.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

5. RELATED PARTY TRANSACTIONS

     During 1994, the Company received advances of $62,500 from parties related to corporate officers. These advances were repaid in 1995.

     The Company has a business relationship with an independent distributor who was also a stockholder in one of the Company's subsidiaries (see Note 1(i)). During the years ended December 31, 1996 and 1995, the Company entered into arrangements for promotional cards totaling approximately $903,000 and $1,542,000, respectively, with this distributor. In connection with these arrangements, the Company paid approximately $118,000 and $296,000 of commissions to this independent distributor. As of December 31, 1995 and 1996, the Company believes it has amounts due of $390,000 and $150,000, respectively, from this distributor. This relationship was terminated in June 1996 and the Company has commenced legal action against this distributor to collect these amounts. Therefore, the Company has provided a full reserve for these amounts in the accompanying financial statements as of December 31, 1995 and 1996, respectively.

     On May 24, 1997, the Company reached a settlement agreement with this distributor/stockholder. Under the terms of the settlement, the Company forgave its claim on all amounts due from the distributor/stockholder in exchange for the return of the distributor/stockholder's preferred stock to the Company.

 6. REDEEMABLE PREFERRED STOCK

     During 1995, the Company authorized the issuance of up to 4,002 shares of redeemable preferred stock, $.001 par value, and issued 3,002 shares of preferred stock for $1,000 per share and issued 908 shares of preferred stock as a stock dividend to the common stockholders. At December 31 1996, 92 shares of preferred stock remain issuable. The rights and preferences of the redeemable preferred stock are as follows.

          (a) Voting

          Redeemable preferred stockholders are not entitled to vote, except for matters required by law, including, but not limited to, matters involving alterations of rights and preferences of capital stock; merger or sale of the Company; issuance of capital stock or rights to capital stock, which are senior to preferred stockholders; purchase or redemption of capital stock, other than certain preferred stock or capital stock, as defined; or alteration of the Company's bylaws or Certificate of Incorporation.

          (b) Dividends

          Preferred stockholders are entitled to receive cumulative annual dividends, when, as and if declared by the Board of Directors, at the annual rate of 3% of the base amount of each share of redeemable preferred stock. The base amount of preferred stock as of a particular date shall be an amount equal to the sum of $1,000 plus any unpaid dividends on such share added to the base amount of such share and not thereafter paid. The Company recorded $120,030 and $33,989 of dividend accretion on the outstanding shares of preferred stock for the years ended December 31, 1996 and 1995, respectively.

          (c) Liquidation Rights

          In certain events, including liquidation, dissolution or winding up of the Company, the holders of preferred stock shall be entitled, before any distribution or payment is made upon any shares of common stock, to be paid in cash an amount equal to the base amount of such share on such date, plus all unpaid dividends accrued on such share and not previously added to the base amount. If the assets of the Company shall be insufficient to permit payment in full to the holders of the preferred stock, then the entire assets of the Company that are available for distributions shall be distributed ratably among the preferred stockholders.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

 6. REDEEMABLE PREFERRED STOCK (CONTINUED)
          (d) Redemption

          The preferred stock is redeemable at the option of the Company, or at the option of the redeemable preferred stockholders, in three equal annual installments, beginning on August 31, 2000, unless redeemed earlier in connection with a liquidity event, as defined. The redemption price will equal $1,000 per share plus all accrued and unpaid dividends as of the redemption date. The proceeds from the issuance of the 3,002 shares of preferred stock for $1,000 per share have been allocated, based on the relative fair value, to the preferred stock and the warrants to purchase common stock issued to these preferred stockholders. The value attributable to the warrants issued to purchase common stock resulted in a $1,507,004 discount to the preferred stock. The Company has accreted this discount to the preferred stock over the redemption period (see Note 9). The Company recorded $957,474 and $190,491 of accretion on the discount of the 3,002 shares of preferred stock for the years ended December 31, 1996 and 1995, respectively.

          If for any reason the Company shall fail to redeem for cash all preferred shares requested to be redeemed by the holders thereof within 30 days of notice, each preferred stockholder shall have the right to require the Company to purchase some or all of the preferred shares at a price equal to the redemption price on such date. To the extent the Company does not have cash available or is not legally permitted to make such payments, the preferred stockholders will loan to the Company and its subsidiaries additional amounts necessary to fund the repurchase. The resulting preferred notes shall be secured by all assets of the Company and its subsidiaries and will bear interest at prime plus 2%. The notes will be repaid quarterly based on available cash.

 7. COMMITMENTS

     (a) Lease Commitments

     The Company leases its facility and certain equipment under operating lease agreements expiring through fiscal 2000. Future minimum rental payments due under these agreements are approximately as follows:

                                       YEAR                      AMOUNT
                    1997......................................  $142,000
                    1998......................................   136,000
                    1999......................................   110,000
                    2000......................................    65,000
                                                                --------
                                                                $453,000
                                                                ========

     Total rental expense included in the accompanying consolidated statements of operations amounted to approximately $125,000 and $31,000 for the years ended December 31, 1996 and 1995, respectively. During 1994, the Company leased its facilities and certain office equipment from an entity controlled by a related party to the officers and directors of the corporation. During 1994, the Company incurred approximately $75,000 in rental charges to this entity.

     (b) Litigation

     In the ordinary course of business, the Company is party to various types of litigation. The Company believes it has meritorious defense to all claims, and, in its opinion, all litigation currently pending or threatened will not have a material effect on the Company's financial position on results of operations.

                 SMARTEL COMMUNICATIONS, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1996

 8. ACQUISITION OF GLOBAL MEDIA NETWORK

     On December 21, 1995, the Company acquired certain assets of Global Media Network (GMN), previously its west coast distributor, in exchange for a $15,000 note payable and the assumption of certain GMN liabilities totaling $67,673.

     This transaction was accounted for as a purchase and, accordingly, the results of GMN since December 21, 1995 have been included in the accompanying consolidated financial statements. The aggregate purchase price has allocated based on the fair value of the tangible and intangible assets as follows:

                    Current assets.............................  $16,269
                    Property and equipment.....................    4,674
                    Purchased intangible assets................   61,730
                                                                 -------
                                                                 $82,673
                                                                 =======

     Included in purchased intangible assets are amounts related to trade names and customer lists. These intangibles will be amortized on a straight-line basis over their estimated useful life of three years. The 1995 results of GMN operations were not material to the financial statements taken as a whole.

     During 1995, the Company entered into arrangements for promotional cards totaling approximately $479,000 with GMN prior to December 21, 1995. In connection with these arrangements, the Company paid approximately $142,000 in commissions to GMN.

 9. SALE OF COMPANY TO SMARTALK TELESERVICES, INC.

     On May 24, 1997, the Company entered into a merger agreement (the "Merger") with SmarTalk TeleServices, Inc. (SmarTalk) in which SmarTalk acquired all outstanding common and preferred stock of the Company in a tax-free, stock-for-stock merger transaction. Under the terms of the Merger, SmarTel common and preferred stockholders received 714,286 shares of SmarTalk common stock, which, using a SmarTalk per share value of $14, had an approximate value of approximately $10,000,000. In addition, certain officers/stockholders of SmarTel received contingent value rights which would entitle them to receive additional shares of SmarTalk common stock based on SmarTel's future sales and profitability.